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             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 14, 2000



                         STEWART ENTERPRISES, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           LOUISIANA              0-19508         72-0693290
 (STATE OR OTHER JURISDICTION   (COMMISSION    (I.R.S. EMPLOYER
       OF INCORPORATION)       FILE NUMBER)   IDENTIFICATION NO.)



                      110 VETERANS MEMORIAL BOULEVARD
                        METAIRIE, LOUISIANA  70005
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                              (504) 837-5880
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                              NOT APPLICABLE
       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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
ITEM 5.  OTHER EVENTS

     On March 14, 2000, the Company issued the following press release.


CONTACT:  Kenneth C. Budde                    FOR IMMEDIATE RELEASE
          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana 70005
          504/837-5880


          STEWART ENTERPRISES REPORTS EARNINGS PER SHARE OF $.18
                 FOR THE FIRST QUARTER OF FISCAL YEAR 2000

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METAIRIE,  LA,  March 14, 2000 . . . Stewart Enterprises, Inc. (Nasdaq NMS:

STEI) today announced earnings of $18.8 million, or $.18 per share, for the three months ended January 31, 2000, on revenues of $193.0 million.



William E. Rowe,  President  and  Chief  Executive Officer, stated, "We are very pleased to report earnings per share at the upper end of the $.15-$.18 goal we discussed in our fourth quarter conference  call and to report that

we  have  achieved  the  operating  goals  we  set  for the quarter.   This

management team has done a good job of running our businesses,  and  we are happy with the solid results produced thus far."



Funeral  revenues  for  the  first  quarter of 2000 increased 15 percent to

$122.6 million compared to $106.7 million  for  the  first quarter of 1999.

Funeral  revenues  from the Company's core operations increased  6  percent with both average revenue  per  call and same store call volumes increasing during the first quarter of 2000  when  compared  to  the  first quarter of

1999.



Mr.  Rowe  stated  that funeral activity was better than expected,  adding,

"Our operating and pricing  strategies  are  designed  to  create long-term customer  loyalty.  Families across the country have chosen our  businesses over our competitors  and  low-cost  providers  demonstrating  the value to consumers in the goodwill and name recognition of our businesses."

                                -more-

Cemetery  revenues  for the first quarter of 2000 decreased 2 percent  from

$71.4 million in the  first  quarter  of  1999  to $70.3 million.  Cemetery revenues from the Company's core operations decreased  9  percent  from the first  quarter  of  1999.  Cemetery gross profit decreased $6.8 million  to

$14.0 million due to the decline in cemetery revenue, coupled with the high fixed-costs of the cemetery  business and the lower margins associated with the 21 cemeteries acquired since the beginning of fiscal year 1999.



Mr.  Rowe  commented,  "Our  first  quarter  preneed  cemetery  sales  were predictably soft as our sales  force is adjusting to new contract terms and conditions that were put into place  in  order to improve cash flow and the quality  of our receivables.  Though the impact  on  cemetery  revenue  was anticipated,  we  felt  this  was  an  important  step  in  the  process of strengthening our cash flow.  At the end of the first quarter, we  had cash and marketable securities on hand of approximately $50 million, and  we are focused  on maximizing cash flow as it is the lifeblood for success in  the current environment."



Brian J. Marlowe,  Chief  Operating Officer, added, "We are undergoing some very positive, significant  changes  within  the  Company - changes that we

believe will provide a platform for our continuing  improvement.   Our  new

Sales  and  Marketing Division will greatly enhance our sales effectiveness through consistency  in  marketing programs, sales and management training,

and standardization of methods.   We've  taken important steps in improving

management  development  and  accountability.    Furthermore,  we  recently

completed  our  extensive,  proprietary  consumer  research   project  that

provided  us  with excellent information about where the consumer  and  the industry are headed and how to best position ourselves for the future."



Mr. Rowe added,  "We plan to use our entrepreneurial culture throughout our organization  and our  vision  for  the  future  to  differentiate  Stewart

Enterprises from  its  peers.   It  has  always been our tradition to serve

families, one at a time, and to provide quality,  service  and value.  With this, we will continue to be a leader in the death care industry."

                                -more-

FIRST QUARTER RESULTS

  * Revenues of $193.0 million compared to $178.2 million in the first quarter of 1999.
  * Gross profit of $48.7 million compared to $54.2 million for the first quarter last year.
  * EBITDA of $58.6 million compared to $61.6 million for the first quarter last year.
  * Net earnings of $18.8 million or $.18 per share, compared to $23.5 million or $.24 per share, in the first quarter of 1999.
  * First quarter diluted per share performance reflects an 8 percent increase in the weighted average number of shares outstanding from 98.7 million to 106.3 million, due principally to the Company's equity offering completed in February 1999.
  * First quarter 1999 earnings and diluted earnings per share exclude the effect of the $50.1 million after-tax ($.51 per share) cumulative effect of the change in accounting principle recorded in fiscal year 1999.

FUNERAL RESULTS - FIRST QUARTER 2000

  * Funeral revenues increased 15 percent to $122.6 million compared to $106.7 million in the first quarter of 1999.
  * Funeral revenues from the Company's core operations increased 6 percent compared to the corresponding period in 1999.
  * The Company experienced a 3.9 percent improvement in the number of domestic funeral services performed by its core operations, coupled with a 5.2 percent increase in the average revenue per domestic funeral service performed by those operations.
  * Of  the  total funerals performed in the first quarter  of  2000,  19.4 percent were delivered out of the Company's backlog of preneed funerals, as compared to 16.3 percent in the first quarter of 1999.
  * Domestic cremations as a percentage of total domestic funerals performed were 35.1 percent compared to 36.1 percent in the comparable period of 1999.

CEMETERY RESULTS - FIRST QUARTER 2000

  * Cemetery revenues for the first quarter of 2000 decreased 2 percent to $70.3 million compared to $71.4 million in the first quarter of 1999.
  * Cemetery revenues from the Company's core operations decreased 9 percent from the corresponding period of 1999, as a result of a reduction in preneed cemetery property and merchandise sales.


Founded  in  1910,  Stewart  Enterprises  is  the third largest provider of products  and  services  in  the  death  care industry  in  North  America,

currently owning and operating 633 funeral  homes  and  161  cemeteries  in

North America, South America, Europe and the Pacific Rim.

                                -more-

Stewart  Enterprises,  Inc.  will  host  its  quarterly conference call for investors  to  discuss  first  quarter results today  at  10  a.m.  Central

Standard Time.  The teleconference  dial-in number is (800) 482-5543.  From

outside the continental United States,  call  (303)  267-1007.   Interested

parties  may  also  listen  to  the  live  conference call via the Internet through  Stewart Enterprises' website at HTTP://WWW.STEWARTENTERPRISES.COM.

To participate,  please  call  the  number or go to the website at least 15 minutes prior to the call.  A replay  of  the call will be available on the

Company's  website  until   April 14, 2000.  All  investor  information  is

available at HTTP://WWW.STEWARTENTERPRISES.COM.


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Statements made herein that are  not  historical  facts are forward-looking statements. The Company's actual results could differ materially due to several important factors including the following: the economy, death rate, competition and consumer preferences in the Company's domestic and foreign markets; the Company's ability to increase prices, retain market share, and meet preneed sales targets; financial market conditions, including stock and bond prices and interest rates; the Company's ability to access secondary  equity  and  debt markets;  the  Company's  ability  to  achieve
economies  of  scale  and  manage   growth;  the  performance  of  acquired
businesses; the Company's success with its internal growth strategies, operating initiatives, and cash flow initiatives; the Company's ability to make acquisitions and enter new markets; and the effect of unanticipated legal proceedings and unanticipated outcomes of legal proceedings. Such factors, and others, are more fully described in Item 7 of the Company's Form 10-K for the year ended October 31, 1999. The Company assumes no obligation to update information contained herein.


                                    ###

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
                 STEWART ENTERPRISES, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF EARNINGS
                                (Unaudited)
              (Dollars in thousands, except per share amounts)


                                                             Three Months Ended January 31,
                                                           --------------------------------
                                                                2000             1999
Revenues:                                                  -------------     --------------
     Funeral                                                 $ 122,646        $ 106,734
     Cemetery                                                   70,314           71,438
                                                           -------------     --------------
          Total revenues                                       192,960          178,172
                                                           -------------     --------------

Costs and expenses:
     Funeral                                                    87,913           73,258
     Cemetery                                                   56,339           50,673
                                                           -------------     --------------
          Total costs and expenses                             144,252          123,931
                                                           -------------     --------------
     Gross profit                                               48,708           54,241
Corporate general and administrative expenses                    5,260            4,015
                                                           -------------     --------------
     Operating earnings                                         43,448           50,226
Interest expense, net                                          (14,583)         (13,806)
Other income                                                       806              590
                                                           -------------     --------------
     Earnings before income taxes and cumulative effect
          of change in accounting principle                     29,671           37,010
Income taxes                                                    10,830           13,509
                                                           -------------     --------------
     Earnings before cumulative effect of change in
          accounting principle                                  18,841           23,501
Cumulative effect of change in accounting principle,
     net of a $28,798 income tax benefit                           -            (50,101)
                                                           -------------     --------------
     Net earnings (loss)                                     $  18,841        $ (26,600)
                                                           =============     ==============
Basic earnings per common share:
     Earnings before cumulative effect of change in
         accounting principle                                $    0.18        $    0.24
     Cumulative effect of change in accounting principle            -             (0.51)
                                                           -------------     --------------
     Net earnings (loss)                                     $    0.18        $   (0.27)
                                                           =============     ==============
Diluted earnings per common share:
     Earnings before cumulative effect of change in
         accounting principle                                $    0.18        $    0.24
     Cumulative effect of change in accounting principle            -             (0.51)
                                                           -------------     --------------
     Net earnings (loss)                                     $    0.18        $   (0.27)
                                                           =============     ==============
Weighted average common shares outstanding (in thousands):
     Basic                                                     106,273           98,045
                                                           =============     ==============
     Diluted                                                   106,273           98,721
                                                           =============     ==============

Dividends per common share                                   $    0.02       $     0.02
                                                           =============     ==============

                                 SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   STEWART ENTERPRISES, INC.




March 14, 2000                     /s/ KENNETH C. BUDDE
                                   ------------------------
                                   Kenneth C. Budde
                                   Executive Vice President
                                   Chief Financial Officer